As filed with the Securities and Exchange Commission on May 8, 2008	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XenoPort, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3330837
(State of Incorporation)	(I.R.S. Employer Identification No.)

3410 Central Expressway
Santa Clara, CA 95051
(Address of principal executive offices and zip code)

2005 Equity Incentive Plan
2005 Non-Employee Directors’ Stock Option Plan
2005 Employee Stock Purchase Plan
New Hire Option Agreement between Vincent J. Angotti and Registrant
New Hire Stock Unit Award Agreement between Vincent J. Angotti and Registrant
(Full titles of the plans)
Ronald W. Barrett, Ph.D.
Chief Executive Officer
XenoPort, Inc.
3410 Central Expressway
Santa Clara, CA 95051
(408) 616-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Suzanne Sawochka Hooper, Esq.
Cooley Godward Kronish llp
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	1,113,295 shares	$41.12 – 42.59	$45,985,390.04	$1,807.23

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the plans or agreements set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for the shares subject to outstanding options granted pursuant to the New Hire Option Agreement between Vincent J. Angotti and Registrant and (b) the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on May 5, 2008, for (i) shares reserved for future grant pursuant to the Registrant’s 2005 Equity Incentive Plan, (ii) shares reserved for future grant pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, (iii) shares issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan and (iv) shares issuable subject to outstanding restricted stock unit awards granted pursuant to the New Hire Stock Unit Award Agreement between Vincent J. Angotti and Registrant.

		Offering Price Per		Aggregate Offering
Securities	Number of Shares	Share		Price
Shares reserved for future grant under the 2005 Equity Incentive Plan	626,017	$41.12	(2)(b)	$25,741,819.04
Shares reserved for future grant under the 2005 Non-Employee Directors’ Stock Option Plan	86,666	$41.12	(2)(b)	$3,563,705.92
Shares reserved for future grant under the 2005 Employee Stock Purchase Plan	250,000	$41.12	(2)(b)	$10,280,000.00
Shares issuable subject to outstanding options granted pursuant to the New Hire Option Agreement between Vincent J. Angotti and Registrant	140,612	$42.59	(2)(a)	$5,988,665.08
Shares issuable subject to outstanding restricted stock unit awards granted pursuant to the New Hire Stock Unit Award Agreement between Vincent J. Angotti and Registrant	10,000	$41.12	(2)(b)	$411,200.00
Proposed Maximum Offering Price				$45,985,390.04
Registration Fee				$1,807.23

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents have been filed by XenoPort, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on February 22, 2008.
     (b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 15, 2008, February 1, 2008, February 28, 2008 and March 5, 2008, and the Current Report on Form 8-K/A filed with the Commission on January 16, 2008, except to the extent certain items were furnished rather than filed.
     (c)(i) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 25, 2005, and any amendment or report filed thereafter for the purpose of updating such description.
     (c)(ii) The description of the Registrant’s preferred share purchase rights contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on December 20, 2005, and any amendment or report filed thereafter for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents. For purposes of the registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The amended and restated certificate of incorporation of the Registrant contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that a director will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duty as a director, but will continue to be subject to liability for the following:
•	any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
     If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Registrant’s amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. The Registrant’s amended and restated certificate of incorporation does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     In addition, the Registrant has entered into agreements to indemnify its directors and executive officers to the fullest extent permitted under Delaware law, including the non-exclusivity provisions of Delaware law, and the Registrant’s bylaws, subject to limited exceptions. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for fees, expenses, judgments, damages, fines and settlement amounts incurred by any of these persons in any action or proceeding to which any of these persons is, or is threatened to be, made a party by reason of the person’s service as a director or executive officer, including any action by the Registrant, arising out of that person’s services as the Registrant’s director or executive officer or that person’s services provided to any other company or enterprise at the Registrant’s request. The Registrant believes that these bylaw provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains liability insurance for our officers and directors.
     At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or officers regarding which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
EXHIBITS

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Amended and Restated Bylaws of XenoPort, Inc.

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(4)	Specimen Common Stock Certificate.

4.5(5)	Form of Rights Certificate.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(6)	XenoPort, Inc. 2005 Equity Incentive Plan.

99.1.2(7)	Form of Option Agreement under the 2005 Equity Incentive Plan.

99.1.3(8)	Form of Stock Unit Award Agreement under the 2005 Equity Incentive Plan.

99.2.1(9)	XenoPort, Inc. 2005 Non-Employee Directors’ Stock Option Plan.

Exhibit
Number	Description

99.2.2(10)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

99.3.1(11)	XenoPort, Inc. 2005 Employee Stock Purchase Plan.

99.3.2(12)	Form of 2005 Employee Stock Purchase Plan Offering Document.

99.4	New Hire Option Agreement between Vincent J. Angotti and XenoPort, Inc.

99.5	New Hire Stock Unit Award Agreement between Vincent J. Angotti and XenoPort, Inc.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report of Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.

(4)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.

(5)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report of Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.7 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.8 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.30 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2007 (No. 000-51329), as filed with the Securities and Exchange Commission on August 9, 2007, and incorporated by reference herein.

(9)	Previously filed as Exhibit 10.9 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.

(10)	Previously filed as Exhibit 10.10 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.

(11)	Previously filed as Exhibit 10.11 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.

(12)	Previously filed as Exhibit 10.12 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.
Item 9. Undertakings.
1. The undersigned Registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 8, 2008.

XenoPort, Inc.
By:	/s/ Ronald W. Barrett
Ronald W. Barrett
Chief Executive Officer

POWER OF ATTORNEY
          Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Ronald W. Barrett and William G. Harris, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald W. Barrett	Chief Executive Officer and	May 8, 2008

Ronald W. Barrett	Director (Principal Executive Officer)

/s/ William G. Harris	Senior Vice President of Finance and Chief	May 8, 2008

William G. Harris	Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul L. Berns	Director	May 8, 2008

Paul L. Berns

/s/ John G. Freund	Director	May 8, 2008

John G. Freund

/s/ Catherine J. Friedman	Director	May 8, 2008

Catherine J. Friedman

/s/ Jeryl L. Hilleman	Director	May 8, 2008

Jeryl L. Hilleman

/s/ Kenneth J. Nussbacher	Director	May 8, 2008

Kenneth J. Nussbacher

/s/ Gary D. Tollefson	Director	May 8, 2008

Gary D. Tollefson

/s/ Wendell Wierenga	Director	May 8, 2008

Wendell Wierenga

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Amended and Restated Bylaws of XenoPort, Inc.

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(4)	Specimen Common Stock Certificate.

4.5(5)	Form of Rights Certificate.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(6)	XenoPort, Inc. 2005 Equity Incentive Plan.

99.1.2(7)	Form of Option Agreement under the 2005 Equity Incentive Plan.

99.1.3(8)	Form of Stock Unit Award Agreement under the 2005 Equity Incentive Plan.

99.2.1(9)	XenoPort, Inc. 2005 Non-Employee Directors’ Stock Option Plan.

99.2.2(10)	Form of Stock Option Agreement under the 2005 Non-Employee Directors’ Stock Option Plan.

99.3.1(11)	XenoPort, Inc. 2005 Employee Stock Purchase Plan.

99.3.2(12)	Form of 2005 Employee Stock Purchase Plan Offering Document.

99.4	New Hire Option Agreement between Vincent J. Angotti and XenoPort, Inc.

99.5	New Hire Stock Unit Award Agreement between Vincent J. Angotti and XenoPort, Inc.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2005 (No. 000-51329), as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report of Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.

(4)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.

(5)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report of Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.7 to XenoPort, Inc.’s registration statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.8 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.

(8)	Previously filed as Exhibit 10.30 to XenoPort, Inc.’s Form 10-Q for the quarterly period ended June 30, 2007 (No. 000-51329), as filed with the Securities and Exchange Commission on August 9, 2007, and incorporated by reference herein.

(9)	Previously filed as Exhibit 10.9 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.

(10)	Previously filed as Exhibit 10.10 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, as amended, and incorporated by reference herein.

(11)	Previously filed as Exhibit 10.11 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.

(12)	Previously filed as Exhibit 10.12 to XenoPort, Inc.’s Registration Statement on Form S-1 (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, as amended, and incorporated by reference herein.